Exhibit 99.2

Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information is based on the historical financial statements of Stoneridge, Inc. (the “Company”) and PST Eletronica Ltda. (“PST”), after giving effect to the business combination transaction between Stoneridge and PST on December 29, 2011, reflecting the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information gives effect to the acquisition of an additional 24% equity interest in PST by the Company (resulting in the Company having a controlling interest of 74% of PST’s outstanding equity) as if it had occurred on January 1, 2011.

Assumptions underlying the pro forma adjustments necessary to reasonably present this unaudited pro forma condensed combined financial information are described in the accompanying notes, which should be read in conjunction with this unaudited pro forma condensed combined financial information. The pro forma adjustments described in the accompanying notes have been made based on available information and, in the opinion of management, are reasonable. The fair value of PST has been allocated on a preliminary basis to the assets acquired and liabilities assumed in connection with the acquisition based on their estimated fair values as of the closing date. The unaudited pro forma condensed combined statement of operations reflects the effects of applying certain preliminary purchase accounting adjustments to the historical consolidated results of operations, including items expected to have a continuing impact on the consolidated results, such as depreciation and amortization on acquired tangible and intangible assets. The unaudited pro forma condensed combined statement of operations does not include non-recurring items such as the gain associated with the fair value remeasurement of the Company’s previously held equity interest in PST and transaction costs related to the acquisition. A full and detailed valuation of PST’s assets and liabilities is being completed and certain information and analyses remains pending at this time. The final purchase price allocation is subject to the final determination of the fair values of assets acquired and liabilities assumed, therefore, that allocation and the resulting effect on income from operations may differ from the unaudited pro forma amounts included herein.

The historical consolidated financial information has been adjusted to give effect to estimated pro forma events that are directly attributable to the acquisition, factually supportable and expected to have a continuing impact on the consolidated results of operations. The unaudited pro forma condensed combined financial information should not be considered indicative of actual results that would have been achieved had the acquisition occurred on the date indicated and do not purport to indicate results of operations for any future period. In preparing the unaudited pro forma condensed combined financial information in accordance with U.S. GAAP, the following historical information was used:

•	the audited consolidated statement of operations of Stoneridge, Inc. for the year ended December 31, 2011, prepared in accordance with U.S. GAAP; and

•	the audited consolidated statement of income of PST Eletronica Ltda. for the year ended December 31, 2011, prepared in accordance with U.S. GAAP;

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
			Pro Forma
Year ended December 31, 2011 (in thousands, except per share data)	Stoneridge	PST	Adjustments		Combined
Net sales	$765,373	$234,160	$-		$999,533

Costs and expenses:
Cost of goods sold	618,596	132,489	1,370	(a)	752,455
Selling, general and administrative	128,306	73,633	3,218	(b)	205,157
Goodwill impairment charge	4,945	-	-		4,945

Operating income (loss)	13,526	28,038	(4,588)		36,976

Interest expense, net	17,234	4,739	-		21,973
Equity in earnings of investees	(10,034)	-	8,805	(c)	(1,229)
Gain on previously held equity interest	(65,372)	-	65,372	(d)	-
Other expense, net	56	2,304	-		2,360

Income (loss) before income taxes	71,642	20,995	(78,765)		13,872

Provision (benefit) for income taxes	26,105	4,161	(26,253)	(e)	4,013

Net income	45,537	16,834	(52,512)		9,859

Net income (loss) attributable to noncontrolling interest	(3,820)	-	3,071	(f)	(749)

Net income attributable to Stoneridge, Inc. and subsidiaries	$49,357	$16,834	$(55,583)		$10,608

Basic net income per share	$2.04				$0.41

Basic weighted average shares outstanding	24,181	1	1,940	(g)	26,121

Diluted net income per share	$2.00	1			$0.40

Diluted weighted average shares outstanding	24,645	1	1,940	(g)	26,585

Adjustments to the unaudited pro forma condensed combined statement of operations:

(a)	Reflects adjustments to depreciation expense as a result of the fair value adjustments to property, plant and equipment over the remaining estimated useful lives.
(b)	Reflects an adjustment to record amortization expense attributable to the fair value of the intangible assets acquired, net of an adjustment to eliminate non-recurring items directly related to the transaction, including incremental transaction costs and incentive compensation expense achieved as a direct result of completing the acquisition.
(c)	Reflects the elimination of the Company's share of PST's equity earnings.
(d)	Reflects the elimination of the gain on the Company's previously held equity interest in PST. The recognition of the gain is not expected to have a continuing effect.
(e)	Reflects the recognition of the net income tax effect on the pro forma adjustments identified above. The adjustments have been tax effected at statutory rates.
(f)	Reflects the allocation of PST net income attributable to the 26% noncontrolling interest.
(g)	Reflects an adjustment to include the Common Shares issued to the PST sellers as part of the acquisition consideration.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(In thousands, except share and per share data, unless otherwise indicated)

1. Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared in connection with the acquisition of an additional 24% equity interest in PST by the Company (resulting in the Company having a controlling interest of 74% of PST’s outstanding equity). The fair value of PST on the date of the acquisition was $197,824.

The acquisition of PST by the Company has been accounted for using the purchase method of accounting. The fair value of PST has been allocated on a preliminary basis to the assets acquired and liabilities assumed in connection with the acquisition based on their estimated fair values as of the closing date. The unaudited pro forma condensed combined statement of operations reflects the effects of applying certain preliminary purchase accounting adjustments to the historical consolidated results of operations, including items expected to have a continuing impact on the consolidated results, such as depreciation and amortization on acquired tangible and intangible assets. The unaudited pro forma condensed combined statement of operations does not include non-recurring items such as the gain associated with the fair value remeasurement of the Company’s previously held equity interest in PST and transaction costs related to the acquisition. The final purchase price allocation is subject to the final determination of the fair values of assets acquired and liabilities assumed and, therefore, that allocation and the resulting effect on income from operations may differ from the unaudited pro forma amounts included herein.

The unaudited pro forma condensed combined financial information for the year ended December 31, 2011, should be read in conjunction with the historical financial statements, including the notes thereto, of the Company (included in the Company’s annual reports on Form 10-K and quarterly reports on Form 10-Q) and of PST (see Exhibit 99.1 included with this Current Report on Form 8-K/A).

2. Acquisition of PST

On December 31, 2011, the Company acquired a controlling interest in PST, increasing its equity ownership interest from 50% to 74%. PST was accounted for by the Company under the equity method of accounting prior to the acquisition of the additional interest. On the date of acquisition, PST became a consolidated subsidiary of the Company. PST’s results of operations were included in the Company’s statement of operations as equity earnings of investees for the year ended December 31, 2011.

PST specializes in the design, manufacture and sale of electronic vehicle alarms, convenience accessories, vehicle tracking and monitoring services and in-vehicle audio and video devices. PST sells its products through the aftermarket distribution channel, to factory authorized dealer installers, also referred to as original equipment services, direct to original equipment manufacturers and through mass merchandisers. PST’s sales are primarily to customers in South America.

The following table summarizes the preliminary purchase price allocation based on estimated fair values as of the date of acquisition:

At December 31, 2011

Cash	$2,137
Accounts receivable	48,993
Inventory	56,204
Prepaids and other current assets	9,547
Property, plant and equipment	42,389
Identifiable intangible assets	102,090
Other long-term assets	1,479
Total identifiable assets acquired	262,839

Accounts payable	9,825
Other current liabilities	25,801
Debt	54,068
Deferred tax liabilities	39,392
Total liabilities assumed	129,086
Net identifiable assets acquired	133,753
Goodwill	64,071
Net assets acquired	$197,824